                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /
Check the appropriate box:
/ /   Preliminary Proxy Statement
                                             / /  Confidential, For Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
/X/   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Criticare Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of filing fee (Check the appropriate box):
/X/   No fee required.
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
                               Not Applicable
--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:
                               Not Applicable
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                               Not Applicable
--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:
                               Not Applicable
--------------------------------------------------------------------------------

(5) Total fee paid:
                               Not Applicable
--------------------------------------------------------------------------------

/ /   Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

/ /   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
                               Not Applicable
--------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:
                               Not Applicable
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(3) Filing Party:
                               Not Applicable
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(4) Date Filed:
                               Not Applicable
--------------------------------------------------------------------------------

                            CRITICARE SYSTEMS, INC.

                            20925 CROSSROADS CIRCLE
                           WAUKESHA, WISCONSIN 53186

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of Criticare Systems, Inc., will be held at the Milwaukee Athletic Club, 758 North Broadway, Milwaukee, Wisconsin, on Friday, November 7, 1997 at 3:30 p.m. for the following purposes:

     1. To elect one (1) director.

     2. To ratify the appointment of Deloitte & Touche LLP, independent certified public accountants, as auditors of the Company for its fiscal year ending June 30, 1998.

     3. To transact any other business as may properly come before the meeting and any adjournment or adjournments thereof.

     The transfer books of the Company will not be closed for the Annual Meeting. Stockholders of record at the close of business on September 22, 1997 are entitled to receive notice of, and to vote at, the meeting.

     All stockholders are cordially invited to attend the meeting in person, if possible. Stockholders who are unable to be present in person are requested to execute and promptly return the accompanying proxy in the enclosed envelope. The proxy is being solicited by the Board of Directors of the Company. Your attendance at the meeting, whether in person or by proxy, is important to ensure a quorum. If you return the proxy, you still may vote your shares in person by giving written notice (by subsequent proxy or otherwise) to the Secretary of the Company at any time prior to its vote at the Annual Meeting.

                                          By Order of the Board of Directors

                                          N.C. Joseph Lai, Secretary
Waukesha, Wisconsin
October 16, 1997

                            CRITICARE SYSTEMS, INC.

                            20925 CROSSROADS CIRCLE
                           WAUKESHA, WISCONSIN 53186

            PROXY STATEMENT FOR 1997 ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Criticare Systems, Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders to be held at the Milwaukee Athletic Club, 758 North Broadway, Milwaukee, Wisconsin, at 3:30 p.m. on Friday, November 7, 1997, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The mailing of this Proxy Statement and accompanying form of Proxy is being made on or about October 15, 1997.

                              GENERAL INFORMATION

     The Board of Directors knows of no business which will be presented to the meeting other than the matters referred to in the accompanying Notice of Meeting. However, if any other matters are properly presented to the meeting, it is intended that the persons named in the Proxy will vote on such matters in accordance with their judgment. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked at any time before it has been voted by a later dated Proxy or a vote in person at the Annual Meeting. Shares represented by properly executed proxies received on behalf of the Company will be voted at the Annual Meeting (unless revoked prior to their vote) in the manner specified therein. If no instructions are specified in a signed Proxy returned to the Company, the shares represented thereby will be voted (1) in FAVOR of the election as a director of the Company of the nominee listed in the enclosed Proxy and (2) in FAVOR of the ratification of Deloitte & Touche LLP as independent accountants for the 1998 fiscal year.

     Only holders of the common stock of the Company (the "Common Stock") whose names appear of record on the books of the Company at the close of business on September 22, 1997 are entitled to vote at the Annual Meeting. On that date, the only outstanding shares of capital stock of the Company were 8,095,486 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter to be presented at the meeting. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE MEETING IS REQUIRED FOR APPROVAL OF PROPOSAL ONE AND PROPOSAL TWO. AN ABSTENTION VOTE OR BROKER NON-VOTE WILL BE COUNTED IN DETERMINING THE NUMBER OF SHARES REPRESENTED AT THE MEETING AND IS, ACCORDINGLY, EQUIVALENT TO A VOTE AGAINST PROPOSAL ONE AND PROPOSAL TWO. PROXIES THAT ARE NOT VOTED WILL BE OF NO EFFECT.

                      PROPOSAL NO. 1: ELECTION OF DIRECTOR

     Pursuant to the authority contained in the By-Laws of the Company, the Board of Directors has established the number of directors of the Company at seven. The Company's By-Laws provide that the Board of Directors will be divided into three classes as nearly equal in number as possible, with the term of one class expiring each year. The term of one director expires at the Annual Meeting. Accordingly, the Board of Directors has nominated for reelection as a director Karsten Houm to serve a term of three years, until the 2000 Annual Meeting of Stockholders. There are currently three vacancies on the Board of Directors. The Company is not considering adding any new directors to fill such vacancies at this time. Proxies cannot be voted for more than one candidate for director.

     As indicated below, the person nominated by the Board of Directors is an incumbent director. The Company anticipates that the nominee will be a candidate when the election is held. However, if for any reason the nominee is not a candidate at that time, proxies will be voted for any substitute nominee designated by the incumbent directors (except where a Proxy withholds authority with respect to the election of a director).

     The Board of Directors held four meetings during the Company's fiscal year ended June 30, 1997. All of the incumbent directors attended all four of the meetings of the Board of Directors and all meetings of committees of the Board of Directors upon which they serve.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF KARSTEN HOUM AS A DIRECTOR OF THE COMPANY.

                                   COMMITTEES

     The Company has both Audit and Compensation Committees of directors. The members of the Board's Audit Committee are Milton Datsopoulos and Karsten Houm. The Audit Committee met one time during the fiscal year ended June 30, 1997. The responsibilities of the Audit Committee, in addition to such other duties specified by the Board of Directors, include the following: (1) recommendation to the Board of Directors of independent accountants for the Company; (2) review of the timing, scope and results of the independent accountants' audit examination and related fees; (3) review of periodic comments and recommendations by the independent accountants and of the Company's response thereto; and (4) review of the scope and adequacy of internal accounting controls and internal auditing activities.

     The Board's Compensation Committee is comprised of Milton Datsopoulos and Karsten Houm. The responsibilities of the Compensation Committee are to make recommendations to the Board of Directors with respect to compensation for the executive officers of the Company and to oversee the Company's stock option plans. The Compensation Committee met three times in the fiscal year ended June 30, 1997.

                        NOMINEE FOR ELECTION AS DIRECTOR

Karsten Houm

Age: 51; Elected Director: 1985; Present Term Ends: 1997 Annual Meeting

Mr. Houm currently works as a management consultant. Previously, Mr. Houm served as President of Unitor, a Norwegian shipping company, from September 1985 to 1997.

                                OTHER DIRECTORS

Gerhard J. Von Der Ruhr

Age: 56; Elected Director: 1984; Present Term Ends: 1999 Annual Meeting

Mr. Von der Ruhr is a founder of the Company and has served as Chairman of its Board and President since the Company's inception in October 1984.

N.C. Joseph Lai, Ph.D.

Age: 55; Elected Director: 1984; Present Term Ends: 1999 Annual Meeting

Dr. Lai is a co-founder of the Company and served as Vice Chairman of its Board and as an officer since the Company's inception in 1984.

Milton Datsopoulos

Age: 57; Elected Director: 1986; Present Term Ends: 1998 Annual Meeting

Mr. Datsopoulos has been a partner in the law firm of Datsopoulos, MacDonald & Lind in Missoula, Montana since 1974. Mr. Datsopoulos is a director of Montana Naturals Int'l, Inc., a manufacturer of natural food products and nutritional supplements.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

                NAME                                              TITLE                           AGE
                ----                                              -----                           ---
Gerhard J. Von der Ruhr..............    Chairman of the Board, President and Treasurer           56
N.C. Joseph Lai......................    Senior Vice President, Vice Chairman of the Board,       55
                                         Secretary
Stephen D. Okland....................    Vice President -- Alternate Care                         55
Richard J. Osowski...................    Senior Vice President -- Finance, Assistant Secretary    60
Herschel Q. Peddicord................    Senior Vice President -- Sales, Marketing and            47
                                         Engineering
Michael T. Larsen....................    Vice President -- Quality Control/Quality Assurance      38
Kenneth F. Wineman...................    Vice President -- Latin American Sales                   51
Drew M. Diaz.........................    Vice President -- International Sales                    34
Gloria Najera........................    Vice President -- Operations                             48

     The terms of office and past business experiences of Mr. Von der Ruhr and Dr. Lai are described above.

     Mr. Okland served the Company as a sales consultant from January through December 1985. In January 1986, Mr. Okland was appointed Director of Sales and in May 1988 he was appointed Vice President.

     Mr. Osowski served as Controller of the Company from October 1985 until October 1987, as Vice President -- Finance from October 1987 until May 1995 and as Senior Vice President -- Finance and Assistant Secretary since May 1995. From May 1995 until October 1996, Mr. Osowski also served as Geschaeftsfuehrer (the highest ranking officer) of Criticare International GmbH Marketing Services, a wholly-owned subsidiary of the Company that is going through bankruptcy proceedings under German law.

     Mr. Peddicord rejoined the Company on March 30, 1995. Prior to rejoining the Company, he was Vice President of Sales and Marketing from 1991 to 1995 for Biotronic, Inc., a manufacturer of cardiac pacemakers. From 1989 to 1991 Mr. Peddicord was National Sales Manager of Criticare Systems, Inc.

     Mr. Larsen served as Project Engineer from August 1985 until he was appointed Manager of Engineering in September 1987. He was most recently promoted to Vice President -- Quality Control/Quality Assurance effective September l, 1990.

     Mr. Wineman has served the Company as Zone Manager for Latin America sales since joining the Company in July 1991. Prior to joining the Company, Mr. Wineman was engaged as a private consultant to medical and electronic manufacturing companies and also served as Operations Manager of Critikon Corporation, a manufacturer of medical monitoring equipment.

     Mr. Diaz has served the Company as Regional Sales Manager for the Middle East and Western Europe since joining the Company in January 1991. Prior to joining the Company, Mr. Diaz was employed as a Regional Sales Manager for Pfizer Implant Technologies from 1988 to 1991. From October 1996 until August 1997, Mr. Diaz also served as Geschaeftsfuehrer (the highest ranking officer) of Criticare International GmbH Marketing Services, a wholly-owned subsidiary of the Company that is going through bankruptcy proceedings under German law.

     Ms. Najera rejoined the Company on March 14, 1997. Prior to rejoining the Company she was Director of Consumer Services and Distribution from 1994 to 1997 for the Milwaukee Journal-Sentinel, a newspaper publisher. From 1988 to 1994, Ms. Najera was Manager of Customer Services for the Company.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission on Form 3, 4, and 5. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during fiscal 1997 all section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to all compensation, including stock options granted and all cash bonuses and accrued deferred compensation, incurred by the Company during the three fiscal years ended June 30, 1997 to or on behalf of the Chief Executive Officer and the four most highly paid senior executive officers other than the CEO. The persons listed below are sometimes referred to herein as the "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                         COMPENSATION
                                                                        ---------------
                                            ANNUAL COMPENSATION             AWARDS:
                                       ------------------------------     SECURITIES
           NAME AND                                   OTHER ANNUAL        UNDERLYING         ALL OTHER
      PRINCIPAL POSITION        YEAR   SALARY($)   COMPENSATION($)(1)   OPTIONS/SARS(#)   COMPENSATION($)
      ------------------        ----   ---------   ------------------   ---------------   ---------------
Gerhard J. Von der Ruhr,......  1997    144,000            957                  --            56,620(2)
  Chairman of the Board,        1996    138,300            957                  --            53,876
  President (CEO),              1995    132,600            957                  --            51,266
  Treasurer
Stephen D. Okland,............  1997    253,706          6,000                  --             3,441(3)
  Vice President --             1996    284,775          6,000              10,000             3,427
  Alternate Care                1995    258,627          6,000                  --             2,724
Drew M. Diaz,.................  1997    180,717          8,223              50,000             3,226(4)
  Vice President --             1996    176,382          7,865              10,000             2,331
  International Sales           1995    122,678          7,786                  --             2,171
N.C. Joseph Lai,..............  1997    122,656          1,649                  --            27,179(5)
  Senior Vice President,        1996    123,174          1,763                  --            26,299
  Vice Chairman of              1995     80,000          1,763                  --             1,432
  the Board, Secretary
Herschel Q. Peddicord,........  1997    162,445             --                  --             3,381(6)
  Senior Vice President --      1996    195,274             --                  --             2,083
  Sales, Marketing and          1995      8,301             --              50,000                --
  Engineering

-------------------------
(1) The amounts represent automobile allowance payments.

(2) Represents $53,620 of premiums paid by the Company on two life insurance policies, the proceeds of which are payable to Mr. Von der Ruhr's beneficiary, and $3,000 of Company contributions to the 401(k) plan on behalf of Mr. Von der Ruhr.

(3) Represents $441 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Okland, and $3,000 of Company contributions to the 401(k) plan on behalf of Mr. Okland.

(4) Represents $3,226 of premiums paid by the Company on a health insurance policy while Mr. Diaz was a resident of Europe.

(5) Represents $24,190 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Lai, and $2,989 of Company contributions to the 401(k) plan on behalf of Mr. Lai.

(6) Represents $381 of premiums paid by the Company on a life insurance policy and $3,000 of contributions by the Company to the 401(k) plan on behalf of Mr. Peddicord.

     Mr. Von der Ruhr and Dr. Lai both have an employment agreement with the Company for successive one-year periods ending March 31 unless prior notice of termination is given. The agreements are terminable by the Company before expiration without further obligation if such termination is for cause. If such termination is without cause, the Company is obliged to pay the terminated employee 150% of his base salary for a period of one year after the date of termination. The Company amended Mr. Von der Ruhr's and Dr. Lai's employment agreements to provide that if Mr. Von der Ruhr or Dr. Lai is terminated for any reason after a period of time following a Change in Control (as defined in the employment agreements), the Company will continue such employee's base salary and certain benefits for a period of one year and will continue to provide group health insurance to such employee until he reaches age 65. Mr. Osowski has an employment agreement with the Company which provides that if he is terminated without cause (as defined in the agreement), the Company will continue his base salary and certain benefits for a period of one year and will continue to provide group health insurance until he reaches age 65. The Company amended Mr. Osowski's employment agreement to provide that if Mr. Osowski is terminated for any reason after a period of time following a Change in Control (as defined in Mr. Osowski's employment agreement) the Company will continue Mr. Osowski's base salary and certain benefits for a period of one year and will continue to provide group health insurance until he reaches age 65.

     Directors of the Company are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors. In January 1994, non-employee directors were issued options to purchase 15,000 shares of common stock at an exercise price of $1.875 per share, market price on the grant date. The options became exercisable on January 1, 1995 and expire on January 12, 1999. In May 1995, non-employee directors were issued options to purchase 50,000 shares of Common Stock at an exercise price of $2.0625 per share, the market price on the date of grant. The options become exercisable on May 15, 1996, 1997 and 1998 and expire on May 15, 2000. In November 1996, non-employee directors were issued options to purchase 12,500 shares of common stock at an exercise price of $2.75 per share, the market price on the grant date. The options become exercisable on November 12, 1997 and expire on November 12, 2001. Directors receive no cash directors' fees.

                                 STOCK OPTIONS

     On December 5, 1992 the Company adopted two new nonqualified stock option plans, the Employee Stock Option Plan and the Non-Employee Stock Option Plan (collectively, the "New Plans"). Pursuant to the adoption of the New Plans, no new stock options can be granted under the stock option plans (the "Old Plans") which existed prior to the approval of the New Plans. The New Plans provide for the grant to key employees and outside directors and consultants of the Company of options covering shares of Common Stock. The New Plans are administered by the Board of Directors which has discretion to increase the number of shares covered by the Plans, select optionees, designate the number of shares to be covered by each option, establish vesting schedules, specify the amount and type of consideration to be paid to the Company on exercise, and to specify certain other terms of the options. The exercise price of options granted under the New Plans must be at least 85% of the fair market value of the Common Stock on the date of grant.

     The Company has reserved 1,020,000 shares of Common Stock for issuance under the Employee Stock Option Plan and 200,000 shares of Common Stock for issuance under the Non-Employee Stock Option Plan, in each case subject to adjustment for certain dilutive events. At the end of fiscal 1997, options to purchase 1,004,000 shares were outstanding under the New Plans and options to purchase 40,400 shares were outstanding under the Old Plans. During fiscal 1997, options were granted to purchase 250,500 shares of Common Stock under the New Plans at a weighted average per share exercise price of $2.64 (all options were granted at the market price on the grant dates). In addition, during fiscal 1997, 80,000 shares of Common Stock at a weighted average per share exercise price of $2.42 were canceled under the New Plans and 33,500 shares of Common Stock at a weighted average per share exercise price of $5.65 were canceled under the Old Plans and options to purchase 116,750 shares at a weighted average exercise price per share of $2.46 were exercised under the New Plans and options to purchase 45,270 shares at a weighted average exercise price per share of $2.50 were exercised under the Old Plans. A total of 79,650 shares of Common Stock remain available for future grants under the New Plans.

     The following table shows the fiscal year-end value of unexercised options held by the named executive officers.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                                          VALUE OF UNEXERCISED
                                                            NUMBER OF UNEXERCISED             IN-THE-MONEY
                                 NUMBER OF                 OPTIONS AT FISCAL YEAR        OPTIONS AT FISCAL YEAR
                                  SHARES                           END(#)                        END($)
                                 ACQUIRED      VALUE     ---------------------------   ---------------------------
             NAME               ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               -----------   --------   -----------   -------------   -----------   -------------
Gerhard J. Von der Ruhr.......        --           --          --             --             --              --
N.C. Joseph Lai...............        --           --          --             --             --              --
Stephen D. Okland.............    20,000       78,750      13,500             --         35,500              --
Drew M. Diaz..................        --           --       8,000         58,000         21,750         145,000
Herschel Q. Peddicord.........        --           --      20,000         30,000         58,750          88,125

     Effective April 1, 1991, the Company adopted a 401(k) plan, which covers substantially all employees who have completed one year of employment. Under the plan, eligible employees can contribute up to 15% of pre-tax compensation for investment in a trust under the plan. Company contributions to the plan are discretionary and determined annually by the Board of Directors. Employee contributions, within certain limitations, are considered tax deferred under the provisions of section 401(k) of the Internal Revenue Code. Withdrawals of tax deferred amounts may be made upon termination of employment or earlier in the event of certain defined hardship situations. The Company's contributions for the 1995, 1996 and 1997 fiscal years were approximately $40,000, $61,000 and $81,000, respectively. Contributions made or accrued for named executive officers are included under cash compensation in the Summary Compensation Table.

     Other than the 401(k) plan, the Company does not maintain any pension, profit sharing, retirement or similar plans. The Company does provide group health, dental, long-term disability and life insurance benefits to its full-time employees, including its named executive officers.

                         COMPENSATION COMMITTEE REPORT

     The objectives of the Company's compensation program are to attract and retain the best available executives, to motivate these executives to achieve the Company's business goals and to recognize individual contributions as well as overall business results. To achieve these objectives, the Company reviews its compensation program on a regular basis and attempts to tie a portion of each executive's potential compensation to Company performance.

     The key elements of the Company's executive compensation program consist of fixed compensation, in the form of base salary, and variable compensation, which is more directly tied to Company performance, in the form of annual incentive compensation and long-term compensation through stock option awards. In determining each element of compensation to be awarded to an executive officer, the Compensation Committee considers the executive's overall benefit package as well as the executive's responsibilities and experience. The Compensation Committee also considers the competitive marketplace for executive talent, including, to the extent possible, a comparison to compensation packages for executives with similar levels of experience and responsibility at other companies. In determining the compensation package for Mr. Von der Ruhr, the Company's Chairman of the Board, President and Treasurer, the Compensation Committee took into consideration both the compensation packages of chief executive officers of companies the Compensation Committee deemed comparable to the Company and the Compensation Committee's assessment of Mr. Von der Ruhr's individual performance and the Company's overall performance.

     The Compensation Committee reviewed the proposed 1997 salaries for the executive officers at the Compensation Committee meeting on November 13, 1996. The Compensation Committee believed the proposed salary levels were in line with or below the salary levels of executives in comparable positions of responsibility.

     Because of his substantial stock holdings, Mr. Von der Ruhr is not eligible to participate in the stock option plan. In fixing the stock option grants, the Committee considered the current stock holdings of each eligible officer, their responsibilities and historical and anticipated future contributions to the Company's performance. The Committee believes that selective grants of stock options promote a commonality of interest between the Company's officers and its stockholders by giving the Company's officers added incentives to maximize the Company's stock price.

     The Compensation Committee is of the opinion that the compensation levels for the named executive officers are reasonable when compared to similar positions of responsibility and scope in similar industries and that an appropriate amount of total compensation is based on the performance of the Company, and therefore provides sufficient incentive for these individuals to attain improved results in the future.

                             COMPENSATION COMMITTEE
                               Milton Datsopoulos
                                  Karsten Houm

                               STOCK PERFORMANCE

     The following table tracks the value of $100 invested on July 1, 1992 in Criticare Systems, Inc. Common Stock compared to the change in the S&P 500 Index and the Nasdaq Index. The chart shows that $100 invested five years ago in Criticare Systems, Inc. common stock was worth $153.85 at June 30, 1997 compared to $216.87 for the S&P 500 and $247.10 for the Nasdaq Index:

                            CRITICARE SYSTEMS, INC.
                       STOCK PERFORMANCE COMPARED TO THE
                          S&P 500 AND THE NASDAQ INDEX

                                    S&P 500       NASDAQ        CRITICARE
                         ------------------------------------------------
July 1, 1992                        $100.00       $100.00        $100.00
June 30, 1993                       $110.39       $120.62        $ 69.23
June 30, 1994                       $108.85       $120.97        $ 59.63
June 30, 1995                       $133.47       $159.95        $ 72.12
June 30, 1996                       $164.31       $203.05        $103.85
June 30, 1997                       $216.87       $247.10        $153.85

     The following graph presents, for a five-year period, the cumulative total shareholder return of the Company, the Standard & Poor's 500 Index and the Nasdaq Index. Cumulative total shareholder return is defined as share price appreciation assuming reinvestment of dividends.

         MEASUREMENT PERIOD                S&P 500            NASDAQ          CRITICARE
        (FISCAL YEAR COVERED)
7/1/92                                           100.00            100.00            100.00
6/30/93                                          110.39            120.62             69.23
6/30/94                                          108.85            120.97             59.63
6/30/95                                          133.47            159.95             72.12
6/30/96                                          164.31            203.05            103.85
6/30/97                                          216.87            247.10            153.85

                               SECURITY OWNERSHIP

     The following table sets forth information with respect to beneficial ownership of the Common Stock of the Company by (a) each person known to the Company to own beneficially more than 5% of the Company's Common Stock, (b) each director of the Company, (c) each named executive officer, and (d) all directors and executive officers as a group:

                 NAME AND ADDRESS OF                    NUMBER OF
                 BENEFICIAL OWNER(1)                   SHARES OWNED      PERCENT
                 -------------------                   ------------      -------
Gerhard J. Von der Ruhr..............................    555,075(2)        7.1%(2)
N.C. Joseph Lai......................................    767,290(3)        9.8%(3)
Karsten Houm.........................................     74,065(4)           *
Stephen D. Okland....................................     13,500(5)           *
Drew M. Diaz.........................................      8,000(6)           *
Milton Datsopoulos...................................     48,000(7)           *
Herschel Q. Peddicord................................     20,000(8)           *
Dimensional Fund Advisors Inc. ......................    389,500(9)        5.0%(9)
All directors and executive officers (11 Persons)....  1,731,430(10)      21.3%(10)

-------------------------
 *  Less than 1%

 (1) Unless otherwise indicated, the address of the beneficial owner is 20925 Crossroads Circle, Waukesha, WI 53186; the address of Mr. Houm is Kristinelundvn. 21, 0268 Oslo, Norway; and the address of Mr. Datsopoulos is Central Square Building, 201 West Main, Missoula, Montana 59802.

 (2) Includes 410,000 shares owned of record by Ursula Von der Ruhr, Mr. Von der Ruhr's wife, and 1,175 shares owned of record by Mark Von der Ruhr, Mr. Von der Ruhr's son.

 (3) Includes 116,000 shares owned of record by Helen Lai, Dr. Lai's wife; 184,000 shares in the aggregate owned of record by Dr. Lai's sons, Christopher Lai and Thomas Lai; and 204,000 shares owned of record by the Lai Family Foundation.

 (4) Includes 58,000 shares which Mr. Houm has a right to acquire under currently exercisable options.

 (5) Includes 13,500 shares Mr. Okland has a right to acquire under currently exercisable options.

 (6) Includes 8,000 shares Mr. Diaz has a right to acquire under currently exercisable options.

 (7) Includes 48,000 shares which Mr. Datsopoulos has a right to acquire under currently exercisable options.

 (8) Includes 20,000 shares Mr. Peddicord has a right to acquire under currently exercisable options.

 (9) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 394,700 shares of Criticare Systems, Inc. stock as of June 30, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(10) Includes 331,500 shares of Common Stock the members of the group have a right to acquire under options outstanding as of June 30, 1997.

                              CERTAIN TRANSACTIONS

     On December 21, 1995, the Company, through its wholly-owned subsidiary Criticare Biomedical, Inc. ("Criticare Biomedical"), purchased from Marquette Venture Partners II, L.P. and MVP II Affiliates Fund, L.P. (collectively, "Sellers"), two entities which are not affiliated with the Company, 1,000,000 shares of the Series A Preferred Stock and 1,200,000 shares of the Series B Preferred Stock of Immtech International, Inc. ("Immtech") and a promissory note payable by Immtech in the principal amount of $50,000. In consideration of the Immtech stock and note, the Company issued to the Sellers 333,154 shares of the Company's Common Stock and Criticare Biomedical issued a subordinated promissory note, secured solely by the Immtech stock and note, in the principal amount of $1,240,000. The Company also entered into a registration rights agreement with Sellers pursuant to which the Company registered the 333,154 shares of Common Stock issued to Sellers for sale to the public on March 1, 1996. On March 27, 1997, the Company issued 200,000 shares of restricted common stock to Sellers in full payment of the $1,240,000 note plus accrued interest of $109,946. The Company did not enter into a registration rights agreement with Sellers with respect to the 200,000 shares of restricted common stock. As of September 30, 1997, the Company owned 112,500 shares of the common stock of Immtech and 2,200,000 shares of the convertible preferred stock, representing approximately 5.3% and 65% of Immtech's issued and outstanding common and preferred stock, respectively, or approximately 30% of Immtech's common stock on a fully diluted and as converted basis. Gerhard J. Von der Ruhr and N.C. Joseph Lai, executive officers and directors of the Company, are directors of Immtech and respectively own 4.5% and 3.3% of Immtech's outstanding stock on a fully diluted and as converted basis. Immtech is involved in the research and development of products in the fields of biochemistry and immunology. As part of its original investment, the Company acquired exclusive rights to one of the products Immtech is developing -- a proprietary device to remove immune complexes from a patient's blood. However, it is unlikely that Immtech will be able to market any of its products in the foreseeable future. The Company believes the terms of the Immtech transaction, taken as a whole, were no more or less favorable to the Company than would have been available from an unrelated third-party. In addition, the Company has advanced Immtech funds to support the operations of Immtech of $743,940 as of September 30, 1997, including $24,000 since June 30, 1996. Immtech has agreed to pay the Company interest (at the prime rate) on all funds advanced. Immtech's ability to continue as a going concern is dependent upon its ability to generate sufficient funds to meet its obligations as they become due and ultimately, to obtain profitable operations. Immtech's financial plans for the forthcoming year include the refinancing of existing debt and continuing efforts to obtain additional debt and/or equity financing.

     The Company leases automobiles from U&G Leasing, which is owned by Mr. Von der Ruhr and his wife, and from JHL Leasing, which is owned by Dr. Lai and his wife, and paid $34,798 and $25,649, respectively, to those entities during the fiscal year ended June 30, 1997. The Company believes these arrangements are on terms no less favorable to the Company than would be available from an unrelated third party.

     The Company has advanced approximately $104,000 to Herschel Peddicord, its Senior Vice President -- Sales, Marketing and Engineering, borrowed against future commission payments to be received by him. The draw is to be repaid as Mr. Peddicord earns monthly commissions and does not bear interest.

                  PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Deloitte & Touche LLP as independent certified public accountants to examine the financial statements of the Company and its consolidated subsidiaries for the fiscal year ending June 30, 1998. Unless otherwise directed, the Proxy will be voted in favor of the ratification of such appointment.

     Although this appointment is not required to be submitted to a vote of stockholders, the Board believes it appropriate as a matter of policy to request that the stockholders ratify the appointment. If stockholder ratification is not received, the Board will reconsider the appointment.

     Deloitte & Touche LLP has served as auditors for the Company since its formation in 1984. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will be provided an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

                       PROPOSALS FOR 1998 ANNUAL MEETING

     Any stockholder who desires to submit a proposal for the 1998 Proxy Statement and Annual Meeting should submit the proposal in writing to Gerhard J. Von der Ruhr, Chairman of the Board, Criticare Systems, Inc., 20925 Crossroads Circle, Waukesha, Wisconsin 53186. The Company must receive a proposal by June 18, 1998 in order to consider it for inclusion in the 1998 Proxy Statement.

                            EXPENSES OF SOLICITATION

     The cost of this solicitation of Proxies will be paid by the Company. It is anticipated that the Proxies will be solicited only by mail, except that solicitation personally or by telephone may also be made by the Company's regular employees who will receive no additional compensation for their services in connection with the solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials and the annual report to beneficial owners of stock held by such persons. The Company will reimburse such parties for their expenses in so doing.

                                 ANNUAL REPORT

     A copy of the 1997 Annual Report of the Company accompanies this Proxy Statement. A copy of the Company's Annual Report on Form 10-K for fiscal year 1997 will be provided without charge on written request of any stockholder whose Proxy is being solicited by the Board of Directors. The written request should be directed to Corporate Secretary, Criticare Systems, Inc., 20925 Crossroads Circle, Waukesha, Wisconsin 53186.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     This Proxy Statement incorporates by reference the financial statements, supplemental financial information and management's discussion and analysis of financial condition and results of operations regarding the Company included in the Company's Annual Report for the fiscal year ended June 30, 1997, and the Company's Annual Report on Form 10-K for the year ended June 30, 1997, copies of which are being delivered to each stockholder with this Proxy Statement.

     Any statement contained in a document incorporated by reference in this Proxy Statement will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Proxy Statement

                                          By Order of the Board of Directors

                                          N.C. Joseph Lai, Secretary

Waukesha, Wisconsin
October 16, 1997

CRITICARE SYSTEMS, INC.            THIS PROXY IS SOLICITED ON BEHALF OF THE
20925 Crossroads Circle            BOARD OF DIRECTORS
Waukesha, Wisconsin 53186

                                   The undersigned hereby appoints Gerhard J.
                                   Von der Ruhr, and Richard J. Osowski, or either of them, as Proxies, each with full power of substitution for himself, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Criticare Systems, Inc., held of record by the undersigned on September 22, 1997, and which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on November 7, 1997 and any or all adjournments thereof, with like effect as if the undersigned were personally present and voting.

Properly executed Proxies received by the Company will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of Karsten Houm for director and FOR Proposal 2. If other matters properly come before the meeting, this Proxy will be voted in accordance with the best judgment of the Proxies appointed.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith dated
October 16, 1997.

                      DETACH BELOW AND RETURN USING THE
                              ENVELOPE PROVIDED
--------------------------------------------------------------------------------

1. ELECTION OF DIRECTOR:   / /  FOR the nominee listed     / / WITHHOLD AUTHORITY
   Karsten Houm                 to the left                    to vote for the nominee listed to the left

2. TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS INDEPENDENT PUBLIC
   ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1998    / /  FOR     / /  AGAINST   / / ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY
   COME BEFORE THE MEETING.

Check appropriate box
indicate changes below:                                                     Date____________________ No. of Shares
Address Change?  / /     Name Change? / /

                                   Signature(s) in Box

                                   Please sign exactly as name appears hereon.
                                   When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.




                                       2